FOR IMMEDIATE RELEASE               Contact:  Cedric W. Burgher
August 23, 2002                               Halliburton, Investor Relations
                                              713/676-4608

                                              Wendy Hall
                                              Halliburton, Public Relations
                                              713/676-5227


                        HALLIBURTON DIVIDEND DECLARATION


         DALLAS, Texas - The board of directors of Halliburton (NYSE: HAL) today declared a second quarter dividend of twelve and one-half cents ($.125) a share on the company's common stock payable September 26, 2002, to shareholders of record at the close of business on September 5, 2002.
         Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

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